UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2019

WHERE FOOD COMES FROM, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado (State or Other Jurisdiction of Incorporation)	333-133634 (Commission File Number)	43-1802805 (I.R.S. Employer Identification No.)

202 6th Street, Suite 400
Castle Rock, Colorado		80104
(Address of Principal Executive Offices)		(Zip Code)

(303) 895-3002
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of Independent Registered Public Accounting Firm.

The Audit Committee (the “Committee”) of the Board of Directors of Where Food Comes From, Inc. (the “Company”) recently completed a competitive process to determine what audit firm would serve as the Company’s independent registered public accounting firm for the year ended December 31, 2019. On December 5, 2019 the Committee determined to dismiss Crowe, LLP (“Crowe”) as the Company’s independent registered public accounting firm effective immediately.

The reports of Crowe on the Company’s consolidated financial statements as of and for the year ended December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the year ended December 31, 2018 and the subsequent period January 1 through December 5, 2019, there were no disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Crowe’s satisfaction, would have caused Crowe to make reference to the subject matter thereof in connection with its report for such year; or reportable events, as described under Item 304(a)(1)(v) of Regulation S-K except for the material weaknesses in internal control over financial reporting that were reported in the annual report form 10-K for the year ended December 31, 2018.

The Company provided Crowe with a copy of the disclosures it is making in this Current Report on Form 8-K and requested from Crowe a letter addressed to the Securities and Exchange Commission indicating whether is agrees with such disclosures. A copy of Crowe’s letter dated December 9, 2019 is attached as Exhibit 16.1.

(b)	Engagement of New Independent Registered Public Accounting Firm.

Contemporaneous with the determination to dismiss Crowe, the Committee engaged Causey Demgen & Moore P.C. (“Causey”) as the Company’s independent registered public accounting firm for the year ended December 31, 2019. The Company believes appointing Causey as the Company’s independent registered public accounting firm will be more cost effective without sacrificing any quality and will also support local business. The audit fees and audit related fee expenses increased approximately 88% from 2017 to 2018, when Crowe was appointed as the Company’s independent registered public accounting firm.

During the year ended December 31, 2018 and the subsequent interim period from January 1, 2019 through December 5, 2019, neither the Company nor anyone on its behalf consulted Causey regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Causey concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any of the matter that was either the subject of a “disagreement” or a “reportable event”, each as defined in Item 304(a)(2) of Regulation S-K, respectively.

Item 9.01 Financial Statements and Exhibits.

Exhibit 16.1: Letter from Crowe, LLP dated December 9, 2019 to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHERE FOOD COMES FROM, INC. (Registrant)
	By:	/s/ Dannette Henning
Date: December 9, 2019		Dannette Henning
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Crowe, LLP, dated November 9, 2019.